UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2006
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (308) 236-8491

___________________________________________________________
(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

SIGNATURES

ITEM 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 13, 2006, the management of The Buckle, Inc. (the “Company”) and the Audit Committee of the Board of Directors, concluded that the balance sheets as of January 28, 2006 and January 29, 2005 and the statements of cash flows for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004 and the related report of the independent registered public accounting firm included in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended January 28, 2006 should no longer be relied upon due to management’s identification of errors in the classification of certain investments.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, subsequent to the issuance of its fiscal 2004 financial statements and during the completion of its fiscal 2005 year-end control procedures relating to the accounting for and disclosure of cash and cash equivalents, management discovered an error related to the prior presentation of investments held in auction-rate securities, which are highly liquid investments that are reset through a “dutch auction” process that occurs every 7 to 49 days, depending on the terms of the individual security, on the balance sheet and in the statement of cash flows. As a result, the balance sheet as of January 29, 2005 and the statements of cash flows for the fiscal years ended January 29, 2005 and January 31, 2004 were restated in the Company’s fiscal 2005 Annual Report on Form 10-K.

Subsequent to filing the fiscal 2005 Annual Report on Form 10-K and as a result of control procedures performed during the first quarter of fiscal 2006 relating to the accounting for and disclosure of cash and cash equivalents, management discovered additional errors in the prior presentation of investments held in auction-rate securities and the classification of certain other securities. The additional errors resulted in management’s decision to restate the previously issued financial statements included in its 2005 Annual Report on Form 10-K.

The restatement will not have any impact on the previously reported statements of income or statements of stockholders’ equity. It will, however, result in a decrease in cash and cash equivalents of $12.7 million and $24.0 million, an increase in short-term investments of $5.2 million and $13.6 million and an increase in long-term investments of $7.5 million and $10.4 million as of January 28, 2006 and January 29, 2005, respectively. On the statement of cash flows, the correction of these errors will result in an increase in the purchases of investments of $9.1 million, $13.6 million and $6.9 million and an increase in proceeds from sales/maturities of investments of $20.4 million, $3.3 million and $10.5 million for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004, respectively.

The Company intends to file as soon as practicable, a Form 10-K/A to amend its Annual Report for the fiscal year ended January 28, 2006 to restate its balance sheet as of January 28, 2006 and January 29, 2005 and its statement of cash flows for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004 as they relate to the presentation of these securities. The Company will also restate its financial statements for the interim periods ended July 30, 2005 and October 29, 2005, previously issued on Forms 10-Q, prospectively as it files its Quarterly Reports on Form 10-Q during fiscal 2006. Investors or other interested parties should refer to the Company's Form 10-Q for the Quarterly Period Ended April 29, 2006, filed on June 13, 2006, and the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended January 28, 2006 and Quarterly Reports on Form 10-Q for the fiscal 2006 interim periods, upon filing with the SEC, for additional information.

The Company has discussed the disclosures contained in this filing with Deloitte & Touche LLP, its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: June 14, 2006	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Vice President of Finance, Treasurer and Chief Financial Officer